SECURITY AGREEMENT

THIS SECURITY AGREEMENT (hereinafter referred to as "Agreement" or "Security Agreement"), made this 16th day of December, 1994, by and between Gottschalks, Inc., a Delaware corporation ("Debtor"), whose business address is 7 River Park Place East, Fresno, California 93729, and Heller Financial, Inc., a Delaware corporation ("Secured Party"), whose address is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661.

                             WITNESSETH:

1. Secure Payment. To secure payment of indebtedness in the principal sum of up to Six Million Six Hundred Fifty Thousand and 00/100 Dollars ($6,650,000.00) as evidenced by a note or notes (the "Notes"), which Debtor has executed and delivered or will execute and deliver to Secured Party and also to secure any other indebtedness or liability of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and no matter how acquired by Secured Party, including all future advances or loans which may be made at the option of Secured Party (all the foregoing hereinafter called the "Indebtedness"), Debtor hereby grants and conveys to Secured Party a first superior continuing lien and security interest in the property described below and/or on the Schedule(s) attached hereto (the "Schedules"), all products and proceeds (including insurance proceeds) thereof, if any, and all increases, substitutions, replacements, attachments, additions, and accessions thereto, all or any of the foregoing hereinafter called the "Collateral".

(Description of Collateral On Attached Schedules. The Schedules may be supplemented from time to time to evidence the Collateral, subject to this Agreement.)

2. Warranties, Representations and Covenants. Debtor warrants, represents, covenants and agrees as follows:

     (a) Perform Obligations. Debtor shall pay all of the Indebtedness secured by this Agreement and perform all of the obligations contained in this Agreement according to its terms. Debtor shall use the loan proceeds primarily for business uses and not for personal, family, household, or agricultural uses.

     (b) Defend the Collateral. Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owned by Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes, and assessments of any kind, except as may be set forth on the Schedules. At the request of Secured Party, Debtor shall furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue, or terminate the security interest of Secured Party in the Collateral and pay all costs of filing in connection therewith.

     (c) Keep Possession of the Collateral. Debtor shall retain possession of the Collateral until the Indebtedness is fully paid and performed (subject to Secured Party's rights and remedies upon the occurrence of an Event of Default (defined below))and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party. Debtor shall keep the Collateral at the location[s] specified on the Schedules and shall not remove same (except in the usual course of business for temporary periods) without the prior written consent of Secured Party.

     (d) Collateral Free and Clear. Debtor shall keep the Collateral free and clear of all liens, charges, encumbrances, assessments, and other security interests of any kind (other than the security interest granted hereby) and shall pay, when due, all taxes, assessments, and license fees relating to the Collateral.

     (e) Collateral in Good Operating Order. All of the Collateral is in good operating order, condition and repair and is used or useful in the business of Debtor. Debtor shall keep the Collateral, at Debtor's sole cost and expense, in good repair and condition and not misuse, abuse, waste, or allow it to deteriorate except for normal wear and tear. Debtor shall make the Collateral available for inspection by Secured Party at all reasonable times, and Debtor will use and maintain the Collateral in a lawful manner in accordance with all applicable laws, regulations, ordinances, and codes.

     (f) Insurance. Debtor shall insure the Collateral against loss by fire (including extended coverage), theft and other hazards, for its full insurable value including replacement costs, with a deductible not to exceed $50,000.00 per occurrence and without co-insurance. The insurance policy shall name Secured Party as loss payee and shall contain such other terms as Secured Party may require. In addition, Debtor shall obtain liability insurance, including automobile if the Collateral includes motor vehicles, respecting the Collateral covering liability for bodily injury, including death and property damage, in an amount of at least $5,000,000 per occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Secured Party may otherwise require. Policies shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty (30) days prior written notice to Secured Party prior to any modification or cancellation thereof; shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and shall provide that no breach of warranty or representation or act or omission of Debtor shall terminate, limit or affect the insurers' liability to Secured Party. Certificates of insurance or policies evidencing the insurance required hereby along with satisfactory proof of the payment of the premiums therefor shall be delivered to Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of Debtor to do so. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts. Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance, including return premiums and dividends.

     (g) Complete Information. No representation or warranty made by Debtor in this Agreement and no other document or statement furnished to Secured Party by or on behalf of Debtor contains any material misstatement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. Except as expressly set forth in the
Schedules, there is no fact known to Debtor that will or could have a materially adverse affect on the business, operation, condition (financial or otherwise), performance, properties or prospects of Debtor or Debtor's ability to timely pay all of the Indebtedness and perform all of its other obligations contained in or secured by this Agreement.

     (h) If Collateral Attaches to Real Estate. If the Collateral or any part thereof has been attached to or is to be attached to real estate, a description of the real estate and the name and address of the record owner is set forth on the Schedules. If said Collateral is attached to real estate prior to the perfection of the security interest granted hereby, Debtor will, on demand of Secured Party, furnish Secured Party with a disclaimer or waiver of any interest in the Collateral satisfactory to Secured Party and signed by all persons having an interest in the real estate. Notwithstanding the foregoing, the Collateral shall remain personal property and shall not be affixed to realty without the prior written consent of Secured Party.

     (i) Financial Statements. Debtor shall deliver to Secured Party, Debtor's independent outside audited annual financial statements within ninety (90) days after the end of each fiscal year of Debtor, and shall furnish, within sixty
(60)
days after the end of each fiscal year quarter of Debtor, quarterly financial statements of Debtor certified as to completeness, accuracy and fair presentation by an appropriate officer of Debtor. Debtor shall also deliver to Secured Party,
Debtor's internally prepared annual Income Statements for Debtor's store located at 1673 West Lacey Boulevard, Hanford, California, prepared in accordance with Debtor's past internal accounting principles, consistently applied (individually, a "Store Income Statement"), within sixty (60) days after the end of each fiscal year of Debtor. Debtor shall certify that all financial information and statements provided to Secured Party fairly present the financial condition of Debtor at the date thereof.

     (j) Perfection. This Agreement creates a valid and first priority security interest in the Collateral, securing the payment and performance of the Indebtedness and all actions necessary to perfect and protect such security interest have been duly taken.

     (k) Authorization. Debtor is now, and will at all times remain, duly licensed, qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. Debtor has the power to authorize, execute and deliver this Security Agreement, the Notes and the other documents relating thereto (the Security Agreement, Notes and other documents, all as amended from time to time, are hereafter collectively referred to as the "Loan Documents"), to incur and perform obligations hereunder and thereunder, and to grant the security interests created hereby. The Loan Documents have been duly authorized, executed, and delivered by or on behalf of Debtor, and constitute the legal, valid, and binding obligations of Debtor and are enforceable against Debtor in accordance with their respective terms.
Debtor
will preserve and maintain its existence and will not wind up its affairs or otherwise dissolve. Debtor will not, without thirty (30) days prior written notice to Secured Party, (1) change its name or so change its structure such that any financing statement or other record notice becomes misleading or (2) change its principal place of business or chief executive or accounting offices from the address stated herein.

     (l) Litigation. There are no actions, suits, proceedings, or investigations ("Litigation") pending or, to the knowledge of Debtor, threatened against Debtor. Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, or of any judgment, decree, order, or any statute, rule, or governmental regulation applicable to it.
The execution, delivery, and performance of the Loan Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest herein created. Debtor will promptly notify Secured Party in writing of Litigation against it if: (1) the outcome of such Litigation may materially or adversely affect the finances or operations of Debtor (for purposes of this provision, One Hundred Dollars ($100,000) shall be deemed material) or
(2) such Litigation questions the validity of any Loan Document or any action taken or to be taken pursuant thereto. Debtor shall furnish to Secured Party such information regarding any such Litigation as Secured Party shall reasonably request.

     (m) Compliance with Laws. Debtor shall comply in all material respects with all applicable laws, rules, and regulations and duly observe all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business, including, without limitation, those concerning public and employee health, safety, and social security and withholding taxes and those concerning employee benefit plans and as such may be required by the Internal Revenue Code, as amended from time to time ("the Code") and the Employees Retirement Income Security Act of 1974 as amended from time to time ("ERISA"). With respect to any "multiple employer plan" or "single employer plan" as defined in ERISA (collectively, "Plans"), Debtor will not: (i) incur any liability to the Pension Benefit Guaranty Corporation ("PBGC"); (ii) participate in any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Debtor to a tax or penalty on prohibited transactions imposed under the Code or ERISA; (iii) fail to make any contribution which it is obligated to pay under the terms of such Plan; (iv) allow or suffer to exist any occurrence of a "reportable event", or any other event or condition which presents a risk of termination by the PBGC of any such Plan; or (v) incur any withdrawal liability with respect to any Plan which is not fully bonded.

     (n)  Taxes.  Debtor has timely filed all tax returns (federal, state, local,
and foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges upon its properties, assets, income and franchises. Debtor does not know of any actual or proposed additional tax assessments for any fiscal period against it which would have a material adverse effect on it. Debtor will promptly pay and discharge all taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges (including cash reserves, if any, required by generally accepted accounting principles ("GAAP") for any taxes, assessments, or other charges being contested), make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith and by
appropriate proceedings diligently conducted.   Should any stamp, excise, or
other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in respect of this Security Agreement, the Notes, or any other Loan Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured Party harmless with respect thereto.

     (o)  Labor Laws.  Debtor is in compliance with the Fair Labor Standards
Act.
Debtor is not engaged in any unfair labor practice which would have a material adverse effect on it. There are: (1) no unfair labor practice complaints pending or, to the best knowledge of Debtor, threatened against Debtor before the
National Labor Relations Board and no grievance or arbitration proceedings arising out of or under collective bargaining agreements are pending or, to the best knowledge of Debtor, threatened; (2) no strikes, work stoppages, or controversies pending or threatened between Debtor and any of its employees; and
(3) no union representation questions that exist with respect to Debtor's business and no union organizing activities that are taking place.

     (p) Environmental Laws. Debtor has complied and will comply in all material respects with all Environmental Laws applicable to the transfer, construction on, and operations of its property and business. Debtor has (1) not received any summons, complaint, order, or similar notice that it is not in compliance with, or that any public authority is investigating its compliance with, any Environmental Laws and (2) no knowledge of any material violation of any Environmental Laws on or about its assets or property. Debtor will comply, in all material respects with all Environmental Laws and provide Secured Party, promptly following receipt, copies of any correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action or other response by or on the part of Debtor under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws. Debtor will advise Secured Party in writing as soon as Debtor becomes aware of any condition or circumstance that makes the environmental representations or warranties contained in this Agreement inaccurate in any material respect. For purposes of this Security Agreement, "Environmental Laws" means all federal, state, and local laws, rules, regulations, orders, and decrees relating to health, safety, hazardous substances, and environmental matters, including, without limitation, the Resource Recovery and Reclamation Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act of 1977, and the Clean Air Act, all as amended from time to time.

     (q) No Liability. Debtor acknowledges and agrees that Secured Party shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than as a result of Secured Party's gross negligence or willful misconduct.

     (r) Setoff. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set off and apply against any and all of the Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the obligation to pay such monies owed by Secured Party is then due. Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

     (s) Regulations. No proceeds of the loans or any other financial accommodation hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governors of the Federal Reserve System.

     (t) Books and Records. Debtor shall maintain, at all times, true and complete books, records and accounts in which true and correct entries are made of its transactions in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements. At all reasonable times, upon reasonable notice, and during normal business hours, Debtor will permit Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence, and other records. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

     (u) Written Notice. Debtor agrees to give Secured Party written notice of any action or inaction by Secured Party or any agent or attorney of Secured Party or that may give rise to a claim against Secured Party or any agent or attorney of Secured Party or that may be a defense to payment of the obligations for any reason, including, but not limited to, commission of a tort or violation of any
contractual duty or duty implied by law.   Debtor agrees that unless such notice
is fully given as promptly as possible (and in any event within thirty (30) days) after Debtor has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Debtor shall not assert, and Debtor shall be deemed to have waived, any claim or defense arising therefrom.

     (v) Indemnity. Debtor shall indemnify, defend and hold Secured Party, its parent, officers, directors, agents, employees, and attorneys harmless from and against any loss, expense (including reasonable attorneys' fees and costs), damage or liability arising directly or indirectly out of (i) any breach of any representation, warranty or covenant contained herein and in the other Loan Documents, (ii) any claim or cause of action that would deny Secured Party the full benefit or protection of any provision herein and in the Loan Documents, and
(iii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral. If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, this Security Agreement and the Loan Documents shall continue in full force and effect and Debtor shall be liable to Secured Party for the amount of such payment surrendered. The provisions of the preceding sentence shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Security Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Additionally, Debtor will pay or reimburse Secured Party for any and all reasonable costs and expenses incurred in connection herewith, including, but not limited to, attorneys' fees, filing fees, search fees, and lien recordation. The provisions of this paragraph shall survive the termination of this Security Agreement and the Loan Documents.

     (w) Collateral Documentation. Debtor shall deliver to Secured Party prior to any advance or loan, satisfactory documentation regarding the Collateral to be financed, including, but not limited to, such invoices, canceled checks evidencing payments, or other documentation as may be reasonably requested by Secured Party. Additionally, Debtor must satisfy Secured Party that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, operations or prospects.

3. Prepayment. Debtor may prepay the Indebtedness in whole, but not in part, in accordance with the terms of the Notes.

4. Events of Default. If any one of the following events (each of which is herein called an "Event of Default") shall occur: (a) Debtor defaults in the payment, when due, of any Indebtedness, or (b) any warranty or representation of Debtor is untrue or inaccurate or Debtor breaches any warranty or representation hereunder, or (c) Debtor breaches or defaults in the performance of any other agreement or covenant hereunder or under any of the Loan Documents, or (d) Debtor shall default in the payment or performance of any debt or other obligation in connection with any indebtedness of any kind owed by it to any person or entity in excess of Five Million and 00/100 Dollars ($5,000,000), including, but not limited to, Secured Party, or (e) Debtor becomes insolvent, makes an assignment for the benefit of creditors or ceases to continue as a going business, or (f) a receiver, trustee, conservator, or liquidator is appointed for Debtor or for all or any portion of Debtor's property, with or without the approval or consent of Debtor, or (g) a petition is filed by or against Debtor under the Bankruptcy Code or any amendment thereto or under any other insolvency law or laws providing for the relief of debtors, or (h) in the reasonable opinion of Secured Party the value of the Collateral is substantially reduced or Secured Party considers that the prospect of full performance and satisfaction by Debtor of the Indebtedness is imperiled; or (i) if there is a material adverse change in the business or financial condition or prospects of Debtor then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.

Each of the following events shall also constitute an Event of Default hereunder and upon the occurrence of any one or more of them, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided:

          (aa) If at the end of any fiscal year quarter of Debtor, Debtor's net income before interest, taxes, depreciation and amortization ("EBITDA") for the preceding four (4) fiscal year quarters (including the quarter just ended) is less than one and one-half (1.5) times as much as all of Debtor's interest expense incurred during the same four (4) fiscal year quarters ("Interest Expense"), all as determined in accordance with GAAP (i.e., the ratio of EBITDA to Interest Expense in any four (4) fiscal year quarters may not be less than 1.5:1); or
          (bb) If Debtor at any time has a net worth as determined in accordance with GAAP of less than Sixty-Five Million and 00/100 Dollars ($65,000,000); or
              (cc) If at the end of any fiscal year of Debtor, Debtor's "operating income" for its store located at 1673 West Lacey Boulevard, Hanford, California, is less than One Million Dollars ($1,000,000), as shown on any Store Income Statement.

     5. Remedies. If an Event of Default shall occur, in addition to all rights and remedies of a secured party under the Uniform Commercial Code, Secured
Party may, at its option, at any time (a) declare the entire unpaid Indebtedness to be immediately due and payable; (b) without demand or legal process, enter into the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; and (c) require Debtor to assemble the Collateral, render it unusable, and crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense.

DEBTOR HEREBY EXPRESSLY WAIVES ITS RIGHTS IF ANY TO (1) PRIOR NOTICE OF REPOSSESSION AND (2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SUCH REPOSSESSION. Secured Party may, at its option, ship, store, and repair the Collateral so removed and sell any or all of it at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is mailed postage prepaid to Debtor at its address shown above, at least five (5) days before the time of sale or disposition. Debtor shall also be liable for and shall upon demand pay to Secured Party all expenses incurred by Secured Party in connection with the undertaking or enforcement by Secured Party of any of its rights or remedies hereunder or at law, including, but not limited to, all expenses of repossessing, storing, shipping, repairing, selling or otherwise disposing of the Collateral and legal expenses, including reasonable attorneys' fees and court costs (through any and all appeals and judgment enforcement actions, it being acknowledged and agreed by Debtor that this provision shall survive and not merged with any such judgment), all of which costs and expenses shall be additional Indebtedness hereby secured. After any such sale or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Note.

6. Cumulative Remedies. All remedies of Secured Party hereunder are cumulative, are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Security Agreement and the other Loan Documents or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

7. Assignment. Secured Party may transfer or assign this Security Agreement, the Note, or the Indebtedness and the other Loan Documents either together or separately without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against
Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

8. Time is of the Essence. Time and manner of performance by Debtor of its duties and obligations under this Security Agreement, the Notes, and the other Loan Documents is of the essence. If Debtor shall fail to comply with any provision of this Security Agreement and the other Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys spent and expenses and obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

9. Enforcement. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois. At Secured Party's election and without limiting Secured Party's right to commence an action in any other jurisdiction, Debtor hereby submits to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of Illinois, expressly waives personal service of process and consents to service by certified mail, postage prepaid, directed to the last known address of Debtor, which service shall be deemed completed within ten (10) days after the date of mailing thereof.

10. Further Assurance; Notice. Debtor shall, at its expense, do, execute and deliver such further acts and documents as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder to carry out the intention or facilitate the performance of the terms of this Security Agreement and the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured Party's interest in the Collateral upon request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be deemed adequately and properly given if sent by registered or certified mail or by overnight courier with a copy by facsimile to the other party at the addresses stated herein or at such other address as the other party may from time to time designate in writing.

11. Waiver of Jury Trial. Debtor and Secured Party hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Security Agreement, the Notes, or the other Loan Documents. This waiver is informed and freely made. Debtor and Secured Party acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other Loan Documents, and that each will continue to rely on the waiver in their related future dealings. Debtor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

12. Complete Agreement. This Security Agreement and the other related Loan Documents are intended by Debtor and Secured Party to be the final, complete, and exclusive expression of the agreement between them. This Security Agreement and the other related Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties hereto. Debtor and Secured Party intend this Security Agreement and the other related Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of this Security Agreement and the other related Loan Documents, all of which shall remain in full force and effect. This Security Agreement and the other related Loan Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. If there be more than one Debtor, the warranties, representations and agreements herein are joint and several. The Schedules on the following page[s] are a part hereof. Sections and subsections headings are included for convenience of reference only and shall not be given any substantive effect.

IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Security Agreement as of the day and year first above written.

HELLER FINANCIAL, INC.,       GOTTSCHALKS, INC.,
a Delaware corporation             a Delaware corporation

By:   s\Clifford Lehman       By: s\Alan A. Weinstein

Name: Clifford Lehman         Name: Alan A. Weinstein

Title: Vice President         Title: Senior Vice President/CFO

Fax: (415) 986-4106           Fax: (209) 434-4804


SCHEDULE

Description of Collateral

Description of Collateral (Full description including make, model and serial number):

See Schedule A attached hereto and made a part hereof by reference.


Place where Collateral is to be kept:  1673 West Lacey Blvd., Hanford, CA


Other liens, encumbrances or security interests to which Collateral is subject, if any.

     None


Other Collateral

     Real Property



If Collateral is attached or to be attached to real estate, set forth:

Address of Real Estate (Including County, block number, lot number, etc.):

See Schedule B attached hereto and made a part hereof by reference.


Record Owner of Real Estate (Name and Address):

     Gottschalks, Inc.
     7 River Park Place
     Fresno, CA   93729


If the real estate at which the Collateral is to be kept is leased:

Name and Address of Lessor of Real Estate:

     None


                                             ____________
                                             Initials






                             SCHEDULE A

Description of Collateral:

All fixtures, machinery, apparatus, goods (other than inventory), equipment, materials, building materials, fittings, chattels and other tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof now or hereafter owned by Debtor or in which Debtor has or hereafter shall acquire an interest, whether now or hereafter located on, attached to, contained in or used or usable in connection with the real property described below (the "Premises"), or placed on any part thereof, though not attached thereto, including without limitation all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, air conditioning, refrigeration, incineration and/or compacting plants, systems and equipment, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment and fittings; all rights of Debtor in construction contracts, plans, specifications and architects agreements arising in connection with the improvement of the Premises, and all permits, licenses, franchises, certifications and other rights and privileges obtained in connection therewith; all proceeds, substitutions and replacements of the foregoing; together with all the leases, subleases, lettings and licenses of, and all other contracts, bonds and agreements relating to the use, occupancy or operation of the Premises or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (for purposes of this Schedule A, collectively, "Leases"), and all right, title and interest of Debtor in, to and under the Leases, including the right to all cash and securities deposited thereunder (as down payments, security deposits, or otherwise), all rights of first refusal with respect thereto, and the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues, profits and other similar items and things payable in connection with the Leases, or any of them,, and the right to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder; together with all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Debtor in accordance with the Security Agreement between Debtor and Heller Financial, Inc., a Delaware corporation, dated at or around December 16, 1994, all proceeds (including funds, accounts, deposits, instruments, general intangibles, notes or chattel paper) of the conversion, voluntary or involuntary, of the Premises into cash or other liquidated claims, including proceeds of hazard, title and other insurance and proceeds received pursuant to any sales or rental agreements of Debtor in respect of the Premises, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises and/or any other property or rights conveyed or encumbered hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof; provided, that Secured Party's security interest in the accounts receivable arising out of Debtor's private label credit card program, and the collections and proceeds thereof in whatever form (including any related "instruments," "documents" and "chattel paper," each as defined under the California Uniform Commercial Code), all deposit accounts associated therewith, and all books and records related thereto, shall automatically terminate (but not
Secured Party's security interest in the proceeds thereof consisting of any amounts paid by Gottschalks Credit Receivables Corporation) upon the sale of such accounts by Debtor to Gottschalks Credit Receivables Corporation.

Description of Premises.

     The Premises referred to herein is all of that certain real property situated in the County of Kings, State of California, commonly known as 1673 West
Lacey Boulevard, Hanford, California, and more particularly described on Schedule
B attached hereto and incorporated herein by this reference.


                         INITIALS:



                           PROMISSORY NOTE

$6,650,000.00                                      December 16, 1994

     FOR VALUE RECEIVED, Gottschalks, Inc., a Delaware corporation ("Maker"),promises to pay to the order of Heller Financial, Inc., a Delaware corporation (together with any holder of this Note, "Payee"), at its office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as Payee may from time to time designate, the principal sum of Six Million Six Hundred Fifty Thousand and 00/100 Dollars ($6,650,000.00), together with interest thereon at a fixed rate equal to ten and 45/100 percent (10.45%) per annum. Principal and interest shall be payable in eighty-four (84) consecutive monthly installments commencing February 1, 1995, and continuing on the first day of each month thereafter until this Note is fully paid. The first eighty-three
(83) monthly installments shall be in the principal amount of Seventy-Nine Thousand One Hundred Sixty-Six and 67/100 Dollars ($79,166.67), plus all accrued and unpaid interest, and the eighty-fourth (84th) monthly installment (the due date of which is defined herein as the "Maturity Date") shall be in the principal amount of Seventy-Nine Thousand One Hundred Sixty-Six and 39/100 Dollars ($79,166.39), plus all accrued and unpaid interest. In addition, Maker shall also make an interest only initial payment on January 1, 1995, of all accrued interest from the date of this Note through December 31, 1994. All payments shall be applied first to interest and then to principal. Interest shall be computed on the basis of a 360 day year comprised of 30-day months and charged for the actual number of days elapsed.

     Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause the interest contracted for or charged herein or collectable hereunder to exceed the applicable lawful maximum rate, then the interest shall be limited to such lawful maximum.

     Upon forty-five (45) days prior written notice to Payee, on any regular installment payment date, Maker may prepay in full, but not in part, the then entire unpaid principal balance hereof together with all accrued and unpaid interest thereon to the date of such prepayment, provided that along with and in addition to such prepayment Maker shall pay (i) any and all other sums due hereunder and then due under the Security Agreement, Deed of Trust, and other documents of even date herewith executed by Maker in favor of Payee encumbering and granting a security interest in certain property and securing the indebtedness described therein and evidenced by this Note (together, the "Security Documents") and (ii) a prepayment fee as liquidated damages and not as a penalty, in a sum equal to the following percentages of the amount prepaid: 5% of the amount prepaid for any prepayment during Loan Year 1; 4% of the amount prepaid for any prepayment during Loan Year 2; 3% of the amount prepaid for any prepayment during Loan Year 3; 2% of the amount prepaid for any prepayment during
Loan Year 4; 1% of the amount prepaid for any prepayment during Loan Year 5; 1% of the amount prepaid for any prepayment during Loan Year 6: and, 1% of the amount prepaid for any prepayment during Loan Year 7. Any payment of the amounts due under this Note following acceleration of the maturity date upon the occurrence of any Event of Default (as defined in the Security Documents), shall constitute a voluntary prepayment hereunder as to which the prepayment fee described in clause (ii) above shall apply. The phrase "Loan Year" as used herein shall mean each twelve (12) consecutive months commencing on the date of this Note.

     This Note is secured by the Security Documents, under which Payee has been granted a security interest in certain real and personal property to secure the payment and performance by Maker of this Note, to which reference is made for a further statement of the nature and extent of protection and security afforded, the rights of Payee and the rights and obligations of the undersigned.

     Time is of the essence hereof. If payment of any installment or any other sum due under this Note or the Security Documents is not paid within ten (10) days after its due date, Maker agrees to pay a late charge of five cents (.05) per dollar on, and in addition to, the amount of each such payment, but not exceeding the lawful maximum. In the event Maker shall fail to make any payment under this
Note within ten (10) days after its due date or if Maker shall be in breach or default of the Security Documents, then the entire unpaid principal balance hereof with accrued unpaid interest thereon together with all other sums payable under this Note or the Security Documents, shall, at the option of Payee and without notice or demand, become immediately due and payable, such accelerated balance bearing interest until paid at the rate of three percent (3%) per annum above the fixed rate set forth in the first paragraph of this Note (the "Default Rate").

     Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or release of security or of any party primarily or secondarily liable on, or with respect to, this Note or the Security Documents or any of the terms and provisions of either that may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee, without joinder of the others as parties thereto, and that Payee shall not be required to first foreclose, proceed against, or exhaust any security herefor, in order to enforce payment of this Note by any one or more of them. Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby severally waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to pay, if permitted by law, all expenses incurred in collection, including reasonable attorneys' fees, and hereby waive all benefits of valuation, appraisement and exemption laws.

     If there be more than one Maker, all the obligations, promises, agreements and covenants of Maker under this Note are joint and several. If any Maker is a corporation, it and the persons signing on its behalf represent and warrant that the execution and delivery of this Note has been duly authorized by all necessary and appropriate corporate and shareholder action.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
AND
DECISIONS OF THE STATE OF ILLINOIS. AT HOLDER'S ELECTION AND WITHOUT LIMITING HOLDER'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, MAKER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF MAKER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF.

     MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THIS WAIVER IS INFORMED AND FREELY MADE. MAKER ACKNOWLEDGES THAT HIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS.

     MAKER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



Witness/Attest:                              Gottschalks, Inc., a
                                             Delaware corporation


                                             By: s\Alan A. Weinstein

                                             Name: Alan A. Weinstein

                                             Title: Sr. V.P./C.F.O.
                                             1
PROM-NOTE.DOC\08/94